Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:

Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Sara Bonney	515-878-0835, bonney.sara@principal.com

Principal Financial Group® Announces Third Quarter 2026 Results

Raises fourth quarter 2026 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for third quarter 2026.

Diluted earnings per common share	3Q26	Earnings (in millions)	3Q26
Net income attributable to PFG	$2.91	Net income attributable to PFG	$632
Non-GAAP net income attributable to PFG, excluding exited business[1]	$1.64	Non-GAAP net income attributable to PFG, excluding exited business[1]	$355
Non-GAAP operating earnings[1]	$2.22	Non-GAAP operating earnings[1]	$482
Non-GAAP operating earnings excluding significant variances[2]	$2.49	Non-GAAP operating earnings excluding significant variances[2]	$541

Third Quarter 2026 Highlights

•	Non-GAAP operating earnings per diluted share, excluding significant variances[2] of $2.49 increased 7% over prior year quarter; reported non-GAAP operating earnings per diluted share increased 6%

•	Returned $429 million of capital to shareholders, including $250 million of share repurchases and $179 million of common stock dividends

•	Announced common stock dividend increase of $0.01 to $0.85 per share in the fourth quarter 2026; representing an 8% increase over the fourth quarter 2025 and 7% on a trailing twelve-month basis

•	Assets under management (AUM) of $785 billion, which is included in assets under administration (AUA) of $1.8 trillion

•	Strong financial position with $1.5 billion of excess and available capital

Deanna Strable, Chair, President and CEO of Principal®

“Our third-quarter results demonstrate the strength of our diversified business and the progress we’re making against our strategic priorities. We grew earnings per share, continued to build momentum in the markets where we’re focused, and returned $429 million to shareholders. We’re seeing the benefits of our focus on areas where our expertise, differentiated solutions, and strong customer relationships position us to win.

As the environment evolves, our priorities remain clear. We’re confident in delivering on our 2026 outlook and continuing to create long-term value for our customers, employees, and shareholders.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax. Beginning 3Q 2026, impacts of the actuarial assumption review are excluded from non-GAAP operating earnings.

2 The total company impact of significant variances is after tax. See Exhibit 1 for details on the impact of 3Q 2026 and 3Q 2025 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Third Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Net income (loss) attributable to PFG	$631.9	$213.8	N/M	$1,976.9	$1,573.5	26%
Non-GAAP net income attributable to PFG, excluding exited business	$354.8	$465.6	(24)%	$1,700.2	$1,550.8	10%
Non-GAAP operating earnings	$481.8	$473.7	2%	$1,972.9	$1,825.6	8%
Non-GAAP operating earnings, excluding significant variances[2]	$540.6	$523.3	3%	$2,046.7	$1,915.7	7%

Diluted earnings per common share
Net income (loss) attributable to PFG	$2.91	$0.95	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$1.64	$2.06	(20)%
Non-GAAP operating earnings	$2.22	$2.10	6%
Non-GAAP operating earnings, excluding significant variances[2]	$2.49	$2.32	7%

Assets under administration (billions)	$1,840.3	$1,792.5	3%
Assets under management (billions)	$785.0	$784.3	0%
AUM net cash flow (billions)	$(10.7)	$0.4	$(11.1)	$(25.5)	$(7.8)	$(17.7)

Third Quarter Segment Highlights (compared to 3Q25)

Retirement and Income Solutions

•	Recurring deposits of $13 billion, up 8%. PRT sales of $0.9 billion.

•	SMB momentum with transfer deposits up 21% and recurring deposits up 7%.

Principal Asset Management

•	Investment Management private markets AUM up 6%, supported by $0.8 billion private institutional inflows in the quarter; active ETF net inflows of $0.5 billion.

•	International Pension AUM of $166 billion increased 10%.

Benefits and Protection

•	Specialty Benefits premium & fees increased 6% with sales up 10%; strong underwriting results with loss ratio of 59% which remains below targeted range of 60-64%.

•	Life Insurance operating margin[3] of 13.6%, driven by favorable mortality experience.

3 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Segment Results

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating earnings[4]	$297.8	$310.3	(4)%	$1,222.7	$1,166.2	5%
Net revenue[5]	$757.3	$751.7	1%	$3,041.2	$2,919.0	4%
Operating margin[6]	39.3%	41.3%		40.2%	40.0%

•	Pre-tax operating earnings decreased $12.5 million primarily due to lower variable investment income and the impacts of the 3Q25 actuarial assumption review.

•	Net revenue increased $5.6 million as favorable market performance and growth in the business was partially offset by lower variable investment income and the impacts of the 3Q25 actuarial assumption review.

Principal Asset Management - Investment Management

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating earnings	$168.1	$173.5	(3)%	$619.3	$611.6	1%
Operating revenues less pass-through expenses[7]	$436.1	$444.0	(2)%	$1,735.5	$1,724.7	1%
Operating margin[8]	39.1%	39.8%		36.3%	36.3%
Assets under management (billions)	$581.7	$601.6	(3)%

•	Pre-tax operating earnings decreased $5.4 million primarily due to lower operating revenues less pass-through expenses.

•	Operating revenues less pass-through expenses decreased $7.9 million primarily due to lower management fees.

4 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

5 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

6 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

7 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

8 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Principal Asset Management - International Pension

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating earnings	$62.4	$101.2	(38)%	$307.7	$303.0	2%
Net revenue	$144.1	$187.9	(23)%	$650.3	$630.6	3%
Operating margin[9]	43.3%	53.9%		47.3%	48.0%
Assets under management (billions)	$166.2	$150.7	10%

•	Pre-tax operating earnings decreased $38.8 million due to lower net revenue.

•	Net revenue decreased $43.8 million primarily due to unfavorable encaje returns.

Benefits and Protection - Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating earnings	$137.3	$155.5	(12)%	$575.1	$536.5	7%
Premium and fees	$895.4	$845.2	6%	$3,475.9	$3,340.5	4%
Operating margin	15.3%	18.4%		16.5%	16.1%
Incurred loss ratio	59.0%	56.4%		58.1%	58.5%

•	Pre-tax operating earnings decreased $18.2 million driven primarily by impacts of the 3Q25 actuarial assumption review.

•	Premium and fees increased $50.2 million driven primarily from growth in the business, with a modest contribution from the 9/1 Beam Benefits acquisition.

•	Incurred loss ratio remains below targeted range of 60%-64%, with improved results in dental and group life.

9 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

Benefits and Protection - Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating earnings	$32.4	$(69.0)	147%	$118.3	$(28.2)	520%
Premium and fees	$238.6	$248.9	(4)%	$937.5	$947.4	(1)%
Operating margin	13.6%	(27.7)%		12.6%	(3.0)%

•	Pre-tax operating earnings increased $101.4 million primarily due to impacts of the 3Q25 actuarial assumption review, along with improved mortality experience.

•	Premium and fees decreased $10.3 million driven from the movement of a subsidiary supporting enterprise distribution to Corporate.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	3Q26	3Q25	Change	3Q26	3Q25	Change
Pre-tax operating losses	$(110.5)	$(91.6)	(21)%	$(430.4)	$(382.3)	(13)%

•	Pre-tax operating losses increased $18.9 million primarily due to lower variable investment income.

Common Stock Dividend

•	Announced a fourth quarter cash dividend of $0.85 per share to holders of common shares. This represents a 1-cent increase over third quarter of 2026 and an 8% increase over the prior year quarter.

•	The fourth quarter dividend will be payable on December 18, 2026, to shareholders of record as of December 2, 2026.

Exhibit 1

Principal Financial Group

Impact of Significant Variances10 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG,

Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	3Q26	3Q25	3Q26	3Q25
Net income (loss) attributable to PFG	$(58.8)	$(55.9)	$(73.8)	$(96.4)
(Income) loss from exited business	-	6.1	-	6.1
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(58.8)	(49.8)	(73.8)	(90.3)
Net realized capital (gains) losses, as adjusted	-	0.2	-	0.2
Non-GAAP operating earnings	(58.8)	(49.6)	(73.8)	(90.1)
Income taxes	(13.8)	(10.5)	(16.2)	(21.5)
Non-GAAP pre-tax operating earnings	$(72.6)	$(60.1)	$(90.0)	$(111.6)

Per diluted share:
Net income (loss) attributable to PFG	$(0.27)	$(0.25)
(Income) loss from exited business	-	0.03
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(0.27)	(0.22)
Net realized capital (gains) losses, as adjusted	-	-
Non-GAAP operating earnings	$(0.27)	$(0.22)
Weighted average diluted common shares outstanding	216.9	225.2

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$(32.5)	$(4.5)	$(53.0)	$(45.6)

Investment Management	-	-	-	4.8
International Pension	(18.0)	28.5	3.1	22.7
Principal Asset Management	(18.0)	28.5	3.1	27.5

Specialty Benefits	(6.5)	8.3	(16.5)	11.1
Life Insurance	(6.7)	(99.3)	(17.8)	(118.7)
Benefits and Protection	(13.2)	(91.0)	(34.3)	(107.6)

Corporate	(8.9)	6.9	(5.8)	14.1
Total segment pre-tax operating earnings (losses)	$(72.6)	$(60.1)	$(90.0)	$(111.6)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

10 Significant variances (SVs) in 3Q26 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance, and Corporate; 2) lower than expected encaje performance partially offset by higher than expected Latin American inflation in International Pension; 3) integration costs in Specialty Benefits and Corporate. SVs in 3Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance and Latin American inflation in International Pension; 3) impacts of 2025 actuarial assumption review. SVs on a trailing twelve months in 3Q26 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance, and Corporate; 2) higher than expected Latin America inflation partially offset by lower than expected encaje performance in International Pension; 3) integration costs in Specialty Benefits and Corporate. SVs on a trailing twelve months in 3Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2025 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance, and Corporate; 5) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 6) impact of model refinement in Specialty Benefits.

Earnings Conference Call

On Tuesday, Oct. 27, 2026, at 10:00 a.m. (ET), Chair, President, and Chief Executive Officer Deanna Strable and Executive Vice President and Chief Financial Officer Joel Pitz will lead a discussion of results during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation are currently available at investors.principal.com, and may be referred to during the call.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties, and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2025, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®11

Principal Financial Group® (Nasdaq: PFG) is a global financial company with over 19,000 employees12 passionate about improving the wealth and well-being of people and businesses. In business for 147 years, we’re helping 84 million customers12 plan, insure, invest, and retire, while working to support the communities where we do business, and building an inclusive workforce. Principal® is proud to be recognized as one of the 2026 World’s Most Ethical Companies13 and named as a “Best Place to Work in Money Management14.” Learn more about Principal and our commitment to building a better future at principal.com.

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Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	3Q26	3Q25	3Q26	3Q25
Net income (loss) attributable to PFG*	$631.9	$213.8	$1,976.9	$1,573.5
(Income) loss from exited business	(277.1)	251.8	(276.7)	(22.7)
Non-GAAP net income (loss) attributable to PFG excluding exited business	$354.8	$465.6	$1,700.2	$1,550.8
Net realized capital (gains) losses, as adjusted	122.0	8.1	267.7	274.8
Actuarial assumption review	5.0	0.0	5.0	0.0
Non-GAAP Operating Earnings*	$481.8	$473.7	$1,972.9	$1,825.6
Income taxes	105.7	106.2	439.8	381.2
Non-GAAP Pre-Tax Operating Earnings	$587.5	$579.9	$2,412.7	$2,206.8

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$297.8	$310.3	$1,222.7	$1,166.2
Principal Asset Management	230.5	274.7	927.0	914.6
Benefits and Protection	169.7	86.5	693.4	508.3
Corporate	(110.5)	(91.6)	(430.4)	(382.3)
Total Segment Pre-Tax Operating Earnings	$587.5	$579.9	$2,412.7	$2,206.8

11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

12 As of September 30, 2026

13 Ethisphere, 2026

14 Pensions & Investments, 2025

	Per Diluted Share
	Three Months Ended,		Nine Months Ended,
	3Q26	3Q25	3Q26	3Q25
Net income (loss) attributable to PFG	$2.91	$0.95	$6.68	$2.95
(Income) loss from exited business	(1.27)	1.11	(1.14)	2.32
Non-GAAP net income (loss) excluding exited business	$1.64	$2.06	$5.54	$5.27
Net realized capital (gains) losses, as adjusted	0.56	0.04	1.23	0.80
Actuarial assumption review	0.02	0.00	0.02	0.00
Non-GAAP Operating Earnings	$2.22	$2.10	$6.79	$6.07
Impact of significant variances[15]	0.27	0.22	0.29	0.24
Non-GAAP Operating Earnings, excluding significant variances	$2.49	$2.32	$7.08	$6.31
Weighted-average diluted common shares outstanding (in millions)	216.9	225.2	218.6	226.8

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted; income (loss) from exited business; actuarial assumption review impacts (beginning third quarter 2026); and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	3Q26	4Q25
Total assets (in billions)	$338.7	$341.4
Stockholders’ equity (in millions)	$11,850.3	$11,917.0
Stockholders’ equity available to common stockholders (in millions)	$11,816.3	$11,883.9
Non-GAAP stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment, available to common stockholders (in millions)	$12,264.1	$12,445.5
End of period common shares outstanding (in millions)	212.8	217.4
Book value per common share	$55.53	$54.66
Non-GAAP book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$57.63	$57.25

15 See Exhibit 1 for details on the impact of 3Q 2026 and 3Q 2025 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	3Q26	4Q25
Non-GAAP Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,850.3	$11,917.0
Noncontrolling interest	(34.0)	(33.1)
Stockholders’ equity available to common stockholders	11,816.3	11,883.9
Cumulative change in fair value of funds withheld embedded derivative	(2,784.3)	(2,080.2)
AOCI, other than foreign currency translation adjustment	3,232.1	2,641.8
Non-GAAP stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,264.1	$12,445.5

Non-GAAP Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$55.53	$54.66
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	2.10	2.59
Non-GAAP book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$57.63	$57.25

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3Q26	3Q25	3Q26	3Q25
Non-GAAP Income Taxes:
Total GAAP income taxes (benefit)	$241.7	$14.5	$487.0	$260.0
Net realized capital gains (losses) tax adjustments	29.8	2.6	63.3	60.1
Exited business tax adjustments	(194.8)	66.9	(194.6)	(10.0)
Actuarial assumption review tax adjustments	1.4	0.0	1.4	0.0
Income taxes related to equity method investments and noncontrolling interest	27.6	22.2	82.7	71.1
Non-GAAP income taxes	$105.7	$106.2	$439.8	$381.2

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$(387.6)	$85.7	$(346.3)	$(114.6)

Market value adjustments to fee revenues	0.1	-	0.2	(0.1)
Net realized capital gains (losses) related to equity method investments	4.7	1.2	3.7	1.9
Derivative and hedging-related revenue adjustments	(39.3)	(25.7)	(158.0)	(82.6)
Certain variable annuity fees	17.1	17.2	68.7	68.2
Net realized capital (gains) losses related to exited business	276.7	-	276.7	-
Certain real estate-related depreciation and amortization	(21.0)	-	(52.0)	-
Sponsored investment funds and other adjustments	8.8	9.1	48.5	35.1
Capital gains distributed – operating expenses	(6.9)	(41.4)	(28.4)	(42.4)
Amortization of actuarial balances	(6.4)	(4.3)	(23.9)	(10.5)
Derivative and hedging-related expense adjustments	(4.2)	(3.4)	(1.9)	0.8
Market value adjustments of embedded derivatives	(8.5)	(0.1)	(28.1)	(26.8)
Market value adjustments of market risk benefits	(8.3)	(13.2)	(71.0)	(78.9)
Capital gains distributed – cost of interest credited	(11.8)	(17.6)	(32.8)	(34.2)
Net realized capital gains (losses) tax adjustments	29.8	2.6	63.3	60.1
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	34.8	(18.2)	13.6	(50.8)
Total net realized capital gains (losses) after-tax adjustments	265.6	(93.8)	78.6	(160.2)

Non-GAAP net realized capital gains (losses), as adjusted	$(122.0)	$(8.1)	$(267.7)	$(274.8)

Non-GAAP Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$(14.0)	$(18.3)	$(71.2)	$(180.7)
Other impacts of exited business[16]	(315.3)	(34.3)	(418.9)	(138.9)
Net realized capital gains (losses) on funds withheld assets	(17.0)	(0.2)	(4.0)	13.3
Change in fair value of funds withheld embedded derivative	818.2	(265.9)	965.4	339.0
Tax impacts of exited business	(194.8)	66.9	(194.6)	(10.0)
Non-GAAP total income (loss) from exited business	$277.1	$(251.8)	$276.7	$22.7

16 3Q26 includes a $276.7 million pre-tax loss associated with the disposition of our Chilean annuities business.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3Q26	3Q25	3Q26	3Q25
Investment Management Non-GAAP Operating Revenues Less Pass-Through Expenses:
Operating revenues	$476.8	$483.9	$1,897.9	$1,879.4
Commissions and other expenses	(40.7)	(39.9)	(162.4)	(154.7)
Non-GAAP operating revenues less pass-through expenses	$436.1	$444.0	$1,735.5	$1,724.7